May 14, 2007	For Immediate Release

Employers Holdings, Inc. Reports Solid First Quarter Earnings

Reno, Nevada—May 14, 2007—Employers Holdings, Inc. (“EHI” or the “Company”) (NYSE:EIG) today reported that consolidated net income in the first quarter of 2007 increased 53.9% to $27.9 million from $18.1 million in the first quarter of 2006. Consolidated net income before the impact of the Loss Portfolio Transfer Agreement (“LPT”), the Company’s non-GAAP measure described below, increased 74.2% to $23.3 million from $13.4 million for the same periods.

The improvement in net income was largely due to a decrease in net losses and LAE, primarily in California, and favorable prior year pre-tax reserve development of $15.6 million in the first quarter of 2007 compared to $6.3 million in the first quarter of 2006.

Commenting on the Company’s performance, President and Chief Executive Officer Douglas D. Dirks said, “The quarter was in line with our expectations. While gross premiums written declined 17.7% quarter over quarter primarily due to rate decreases in California, this measure increased 5.5% from the fourth quarter of 2006. At the same time, losses have also continued to decline, reflecting our strong underwriting results and contributing to our solid increase in net income.”

Total first quarter net premiums earned declined 13.1% to $89.8 million in 2007 from $103.3 million in 2006, largely due to rate decreases resulting from previously enacted reforms in California. These rate decreases were somewhat offset by an in-force policy count increase of 10.7% compared to the first quarter of 2006.

Net investment income increased 32.7% to $20.8 million in the first quarter of 2007 from $15.7 million for the same period in 2006. The increase was attributable to three factors: (1) an increase in fixed maturity securities in the fourth quarter of 2006; (2) an increase in the Company’s tax-equivalent investment yield to 5.3%; and (3) interest income generated from the invested net proceeds from the issuance of the Company’s common stock as part of the Company’s conversion from a mutual insurance holding company.

Losses and LAE of $41.7 million decreased 37% from $66.2 million in the first quarter of 2006, the result of a downward adjustment in the Company’s current accident year loss estimate to 68.9% in the first quarter of 2007 from 74.8% for the same period in 2006. Additionally, as previously mentioned, there was a $9.3 million increase in prior year favorable development for the three months ended March 31, 2007 over the three months ended March 31, 2006. Before the impact of the LPT, losses and LAE would have been $46.3 million in the first quarter of 2007 and $70.9 million in the first quarter of 2006.

Commission expense of $11.7 million decreased 5.0% due to the decrease in net earned premiums partially offset by an increase in commission rates mid-year 2006.

Underwriting and other operating expenses increased 20.9% to $23.3 million in the first quarter of 2007 from $19.3 million in the first quarter of 2006. The $4.0 million increase included increases in staffing attributable to the Company’s conversion to a public company, technology maintenance and depreciation, consulting expense and $0.9 million in conversion costs.

The combined ratio decreased 9.3 percentage points to 85.4% in the first quarter of 2007 from 94.7% in the first quarter of 2006. This decrease was primarily due to a decline in the losses and LAE ratio.

In the first quarter of 2007, total stockholders’ equity increased 15.9% to $352.0 million from $303.8 million at December 31, 2006. Equity, including the deferred reinsurance gain related to the LPT agreement, increased 5.8% to $790.4 million from $746.8 million at December 31, 2006.

Form 10-Q, Conference Call and Webcast

EHI filed its Form 10-Q for the three months ended March 31, 2007, with the U.S. Securities and Exchange Commission (“SEC”) on May 14, 2007. The Form 10-Q is available without charge through the EDGAR system at the SEC's website and is also posted on the Company's website, www.employers.com, through the “Investors” link.

The Company will host a conference call Tuesday, May 15, 2007 at 10:30 a.m. Pacific Daylight Time. The conference call will be available via a live webcast on the Company’s website at www.employers.com. An archived version will be available for one month following the call. The conference call replay number is (888) 286-8010 with a passcode of 96319739. International callers may dial (617) 801-6888.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures used to analyze the Company’s operating performance for the periods presented.

A number of these non-GAAP financial measures exclude impacts related to the LPT Agreement. The 1999 LPT Agreement was a non-recurring transaction which does not result in ongoing cash benefits and, consequently, the Company believes these non-GAAP measures are useful in providing a meaningful understanding of the Company’s operating performance. In addition, these measures, as defined, are helpful to management in identifying trends in the Company’s performance because the items excluded have limited significance in current and ongoing operations.

The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. These non-GAAP measures are not a substitute for GAAP measures and investors should be careful when comparing the Company’s non-GAAP financial measures to similarly titled measures used by other companies.

Net Income before impact of LPT. Net income less (i) amortization of deferred reinsurance gain—LPT Agreement and (ii) adjustments to LPT Agreement ceded reserves.

Deferred reinsurance gain—LPT Agreement. This reflects the unamortized gain from the LPT Agreement. Under GAAP, this gain is deferred and amortized using the recovery method, whereby the amortization is determined by the proportion of actual reinsurance recoveries to total estimated recoveries, and the amortization is reflected in losses and LAE.

Gross Premiums Written. Gross premiums written is the sum of both direct premiums written and assumed premiums written before the effect of ceded reinsurance. Direct premiums written represents the premiums on all policies the Company’s insurance subsidiaries have issued during the year. Assumed premiums written represents the premiums that the insurance subsidiaries have received from an authorized state-mandated pool or under previous fronting facilities.

Net Premiums Written. Net premiums written is the sum of direct premiums written and assumed premiums written less ceded premiums written. Ceded premiums written is the portion of direct premiums written that are ceded to reinsurers under reinsurance contracts. The Company uses net premiums written, primarily in relation to gross premiums written, to measure the amount of business retained after cession to reinsurers.

Losses and LAE before impact of LPT. Losses and LAE before (i) amortization of deferred reinsurance gain—LPT Agreement and (ii) adjustments to LPT Agreement ceded reserves.

Losses and LAE Ratio. The losses and LAE ratio is a measure of underwriting profitability. Expressed as a percentage, it is the ratio of losses and LAE to net premiums earned.

Commission Expense Ratio. Commission expense ratio is the ratio (expressed as a percentage) of commission expense to net premiums earned and measures the effectiveness of compensating agents and brokers for the business we have underwritten.

Underwriting and Other Operating Expense Ratio. The underwriting and other operating expense ratio is the ratio (expressed as a percentage) of underwriting and other operating expense to net premiums earned and measures an insurance company's operational efficiency in producing, underwriting and administering its insurance business.

Combined Ratio. The combined ratio is a measure used in the property and casualty insurance business to show the profitability of an insurer's underwriting, and it represents the percentage of each premium dollar spent on claims and expenses. The combined ratio is the sum of the losses and LAE ratio, the commission expense ratio and the underwriting and other operating expense ratio.

Combined Ratio before impacts of LPT. Combined ratio before impact of LPT is the GAAP combined ratio before (i) amortization of deferred reinsurance gain—LPT Agreement and (ii) adjustments to LPT Agreement ceded reserves.

Equity including deferred reinsurance gain—LPT. Equity including deferred reinsurance gain—LPT is total equity including the deferred reinsurance gain—LPT Agreement.

Forward-Looking Statements

In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding the Company’s future operations and performance. Certain of these statements may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue," or other comparable terminology and their negatives. The Company and its management assume no obligation to update these forward-looking statements, which speak as of the date of this press release.

EHI and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in EHI’s future performance. Factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in our public filings with the SEC, including the risks detailed in the Company's Form 10-Q for the three month period ended March 31, 2007 and the Company’s 2006 Annual Report on Form 10-K.

The SEC filings for EHI can be accessed through the “Investors” link on the Company’s website, www.employers.com, or through the SEC's EDGAR Database at www.sec.gov (EHI EDGAR CIK No. 0001379041). EHI assumes no obligation to update this release or the information contained herein, which speaks as of the date issued.

______________________________________________________________________

Copyright © 2007 EMPLOYERS. All rights reserved. EMPLOYERS is a service mark and trade name for a group of companies that provide workers' compensation insurance and services. Insurance is offered through Employers Compensation Insurance Company, except in Nevada, where insurance is offered through Employers Insurance Company of Nevada. Employers Compensation Insurance Company does not do business in all jurisdictions.

CONTACT:

Media

Trish White, Corporate Communications Director, twhite@employers.com, (775) 327-2636

Analysts

Vicki Erickson, Investor Relations Director, verickson@employers.com, (775) 327-2794

Employers Holdings, Inc.

Consolidated Statements of Income

(in thousands, except share and per share data)

	Three Months Ended March 31
	2007	2006
Revenues	(unaudited)
Gross premiums written	$ 96,450	$ 117,130
Net premiums written	$ 93,211	$ 113,417

Net premiums earned	$ 89,792	$ 103,270
Net investment income	20,835	15,701
Realized gains (losses) on investments, net	190	(232)
Other income	1,140	1,191
Total revenues	111,957	119,930

Expenses
Losses and loss adjustment expenses	41,667	66,190
Commission expense	11,721	12,332
Underwriting and other operating expense	23,300	19,268
Total expenses	76,688	97,790

Net income before income taxes	35,269	22,140
Income taxes	7,403	4,031
Net income	$ 27,866	$ 18,109
Net income after date of conversion, February 5 through March 31, 2007	$ 21,395	N/A
Earnings per common share-basic and diluted-for the period February 5 through March 31, 2007	$ .40	N/A
Earnings per common share-basic and diluted-for the three months ended March 31, pro forma (1)	$ .53	$ .36

Reconciliation of net income and EPS to net income and EPS before impact of LPT Agreement
Net income	$ 27,866	$ 18,109
Less: Impact of LPT Agreement:
Amortization of deferred reinsurance gain – LPT Agreement	4,587	4,749
Adjustment to LPT Agreement ceded reserves (2)	–	–
Net income before impact of LPT Agreement	$ 23,279	$ 13,360
Earnings per common share–basic and diluted for the three months ended March 31, pro forma (1)	$ .53	$ .36
Earnings per common share attributable to amortization of deferred reinsurance gain – LPT Agreement (1)	.08	.09
Pro forma earnings per common share data-basic and diluted-before impact of LPT (1)	$ .45	$ .27
Weighted average shares outstanding, pro forma (1)	52,155,944	50,000,002

(1) The pro forma earnings per common share for the three months ended March 31, 2007, was computed using the actual weighted average shares outstanding as of March 31, 2007. This includes shares outstanding for the period after the Company’s conversion on February 5, 2007 (53,527,907), and for the period prior to the conversion assuming the common stock available to eligible members (50,000,002). The pro forma earnings per common share for the three months ended March 31, 2006 was computed using only those shares available to eligible members in the conversion. The Company had no common stock equivalents outstanding that would create a dilutive effect on the pro forma earnings per common share for the three months ended March 31, 2007 and 2006.

(2) Any adjustment to the estimated direct reserves ceded due to LPT is reflected in losses and LAE for the period during which the adjustment is determined, with a corresponding change to the reinsurance recoverables on unpaid losses as well as the deferred reinsurance gain. A cumulative adjustment to the amortization of the deferred gain is also then recognized in earnings so that the deferred reinsurance gain reflects the balance that would have existed had the revised reserves been recognized at the inception of the LPT Agreement.

Employers Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2007	December 31, 2006
Assets	(unaudited)
Available for sale:
Fixed maturity investments at fair value (amortized cost $1,661,111 at March 31, 2007 and $1,599,321 at December 31, 2006)	$ 1,666,564	$ 1,605,395
Equity securities at fair value (cost of $63,205 at March 31, 2007 and $63,478 at December 31, 2006)	102,004	102,289
Short-term investments (at cost or amortized cost, which approximates fair value)	--	7,989
Total investments	1,768,568	1,715,673

Cash and cash equivalents	66,479	79,984
Accrued investment income	18,504	18,431
Premiums receivable, less bad debt allowance of $7,315 at March 31, 2007 and $6,911 at December 31, 2006	50,100	51,311
Reinsurance recoverable for:
Paid losses	10,775	11,073
Unpaid losses, less allowance of $1,276 at each period	1,087,979	1,096,827
Funds held by or deposited with reinsureds	101,244	102,955
Deferred policy acquisition costs	14,663	13,767
Deferred income taxes, net	70,842	73,849
Property and equipment, net	14,496	15,598
Other assets	17,538	16,257
Total assets	$ 3,221,188	$ 3,195,725

Liabilities and stockholders’ equity
Claims and policy liabilities:
Unpaid losses and loss adjustment expenses	$ 2,307,184	$ 2,307,755
Unearned premiums	75,512	73,255
Policyholders’ dividends accrued	449	506
Total claims and policy liabilities	2,383,145	2,381,516
Commissions and premium taxes payable	7,591	6,776
Federal income taxes payable	17,442	24,262
Accounts payable and accrued expenses	9,112	22,178
Deferred reinsurance gain – LPT Agreement	438,449	443,036
Other liabilities	13,473	14,180
Total liabilities	2,869,212	2,891,948

Commitments and contingencies Stockholder’s Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; issued and outstanding 53,527,907 shares at March 31, 2007, 0 at December 31, 2006	535	--
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued	--	--
Additional paid-in capital	301,282	--
Retained earnings	21,395	274,602
Accumulated other comprehensive income, net	28,764	29,175
Total stockholders’ equity	351,976	303,777
Total liabilities and stockholders’ equity	$ 3,221,188	$ 3,195,725

Equity including deferred reinsurance gain – LPT
Total stockholders’ equity	$ 351,976	$ 303,777
Deferred reinsurance gain – LPT Agreement	438,449	443,036
Total equity including deferred reinsurance gain – LPT Agreement	$ 790,425	$ 746,813

Employers Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three months ended March 31
	2007	2006
	(unaudited)
Operating activities
Net income	$ 27,866	$ 18,109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,569	644
Stock based compensation	140	--
Amortization of premium on investments, net	1,646	1,395
Allowance for doubtful accounts – premiums receivable	404	699
Deferred income tax expense (benefit)	3,229	(1,920)
Realized (gains) losses on investments, net	(190)	232
Change in operating assets and liabilities:
Accrued investment income	(73)	(1,459)
Premiums receivable	807	(4,480)
Reinsurance recoverable on paid and unpaid losses	9,146	6,712
Funds held by or deposited with reinsureds	1,711	3,778
Unpaid losses and loss adjustment expenses	(571)	28,030
Unearned premiums	2,257	9,783
Federal income taxes payable	(6,820)	750
Accounts payable, accrued expenses and other liabilities	(13,156)	(4,443)
Deferred reinsurance gain – LPT Agreement	(4,587)	(4,749)
Other	(5,346)	(3,490)
Net cash provided by operating activities	18,032	49,591

Investing activities
Purchase of fixed maturities	(102,784)	(149,490)
Purchase of equity securities	(701)	(4,097)
Proceeds from sale of fixed maturities	38,112	74,870
Proceeds from sale of equity maturities	1,165	4,613
Proceeds from maturities and redemptions of investments	9,224	15,326
Capital expenditures and other, net	(467)	(1,168)
Net cash used in investing activities	(55,451)	(59,946)

Financing activities
Issuance of common stock, net	486,903	--
Cash paid to eligible members under plan of conversion	(462,989)	--
Net cash provided by financing activities	23,914	--

Net decrease in cash and cash equivalents	(13,505)	(10,355)
Cash and cash equivalents at the beginning of the period	79,984	61,083
Cash and cash equivalents at the end of the period	$ 66,479	$ 50,728

Schedule of non-cash transactions
Stock issued in exchange for membership interest	$ 281,073	$ --

Employers Holdings, Inc.

Calculation of Combined Ratio before the Impact of the LPT Agreement

(in thousands, except for percentages)

	Three Months Ended March 31
	2007	2006
	(unaudited)

Net Premiums Earned	$ 89,792	$ 103,270

Losses and LAE Expense	$ 41,667	$ 66,190
Loss & LAE Ratio	46.4%	64.1%

Losses and LAE Expense	$ 41,667	$ 66,190
Impacts of LPT	4,587	4,749
Loss & LAE before impacts of LPT	$ 46,254	$ 70,939
Loss & LAE Ratio before impacts of LPT	51.5%	68.7%

Commission Expense	$ 11,721	12,332
Commission Expense Ratio	13.1%	11.9%

Underwriting & Other Operating Expense	$ 23,300	$ 19,268
Underwriting & Other Operating Expense Ratio	25.9%	18.7%

Total Expense	$ 76,688	$ 97,790
Combined Ratio	85.4%	94.7%

Total Expense before impacts of the LPT	$ 81,275	$ 102,539
Combined Ratio before impacts of LPT	90.5%	99.3%

Page 8 of 8